Exhibit 99.1

Airbnb, Inc. Announces Proposed Convertible Senior Notes Offering

SAN FRANCISCO, March 2, 2021 /PRNewswire/ -- Airbnb, Inc. (Nasdaq: ABNB) today announced its intention to offer, subject to market and other conditions, $2,000,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes will be senior, unsecured obligations of Airbnb, will accrue interest payable semi-annually in arrears and will mature on March 15, 2026, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Airbnb will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Airbnb’s election. The notes will be redeemable, in whole or in part, for cash at Airbnb’s option at any time, and from time to time, on or after March 20, 2024 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Airbnb’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Airbnb intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Airbnb intends to use the remainder of the net proceeds, together with its existing cash, to repay indebtedness.

In connection with the pricing of the notes, Airbnb expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce potential dilution to Airbnb’s Class A common stock upon conversion of the notes or at Airbnb’s election (subject to certain conditions) offset any cash payments Airbnb is required to make in excess of the aggregate principal amount of converted notes, as the case may be, with such reduction or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Airbnb’s Class A common stock and/or enter into various derivative transactions with respect to Airbnb’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Airbnb’s Class A common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Airbnb’s Class A common stock and/or purchasing or selling Airbnb’s Class A common stock or other securities issued by Airbnb in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions and in connection with any early termination event in respect of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Airbnb’s Class A common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of the notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to Airbnb’s Class A common stock, which could adversely affect the value of Airbnb’s Class A common stock and, if the notes have been issued, the value of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Airbnb

Airbnb was born in 2007 when two Hosts welcomed three guests to their San Francisco home, and has since grown to 4 million Hosts who have welcomed over 800 million guest arrivals in almost every country across the globe. Every day, Hosts offer one-of-a-kind stays and unique Experiences that make it possible for guests to experience the world in a more authentic, connected way.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds, the terms of the notes being offered, the anticipated terms of, and the effects of entering into, the capped call transactions described above and the actions of the option counterparties and their respective affiliates. Forward-looking statements represent Airbnb’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Airbnb’s Class A common stock and risks relating to Airbnb’s business, including those described in periodic reports that Airbnb files from time to time with the SEC. Airbnb may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Airbnb does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.